Exhibit 99.2

SUPPLEMENTAL ANALYST PACKAGE 1Q 2015 April 27, 2015

AMERICAN CAMPUS COMMUNITIES TABLE OF CONTENTS Financial Highlights ____________________________________ 1 Consolidated Balance Sheets ____________________________ 2 Consolidated Statements of Comprehensive Income __________ 3 Consolidated Statements of Funds from Operations __________ 4 Wholly-owned Properties Results of Operations ______________ 5 Same Store Wholly-owned Properties Operating Expenses _____ 6 Seasonality of Operations _______________________________ 7 Portfolio Overview ____________________________________ 8 2015 / 2016 Leasing Status - Summary ____________________ 9 2015 / 2016 Leasing Status - Detail _______________________ 10 Investment Update ____________________________________ 16 Owned Development Update _____________________________ 17 Third-party Development Update _________________________ 18 Management Services Update ____________________________ 19 Capital Structure ______________________________________ 20 Definitions ___________________________________________ 21 Investor Information ___________________________________ 23

FINANCIAL HIGHLIGHTS $ in thousands, except share and per share data Operating Data Three Months Ended March 31, 2015 2014 $ Change % Change Total revenues $ 192,493 $ 183,183 $ 9,310 5.1% Operating income 50,176 47,995 2,181 4.5% Net income attributable to ACC 1 70,197 28,398 41,799 147.2% Net income per share - basic 0.63 0.27 Net income per share - diluted 0.62 0.27 Funds From Operations ("FFO") 77,039 73,792 3,247 4.4% FFO per share—diluted 0.68 0.69 (0.01) -1.4% Funds From Operations - Modified ("FFOM") 76,082 70,948 5,134 7.2% FFOM per share—diluted 0.67 0.66 0.01 1.5% Market Capitalization and Unsecured Notes Covenants March 31, 2015 December 31, 2014 Debt to total market capitalization 2 35.2% 39.3% Net debt to EBITDA 7.1x 7.6x Unencumbered asset value to total asset value 67.9% 64.8% Total debt to total asset value 40.6% 44.4% Secured debt to total asset value 17.3% 19.4% Unencumbered asset value to unsecured debt 291.1% 259.2% Interest coverage 3 3.5x 3.3x 1. Excluding net gains from property dispositions and losses from the early extinguishment of debt, net income attributable to ACC for the three months ended March 31, 2015 and 2014 would have been $26.5 million and $25.6 million, respectively. 2. Market capitalization is calculated based on a common share price of $42.87 and $41.36 as of March 31, 2015 and December 31, 2014, respectively, and fully diluted common shares totaling 114,545,938 and 109,075,328 as of March 31, 2015 and December 31, 2014, respectively. 3. Based on Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) and Adjusted Interest Expense of $372.8 million and $107.3 million, respectively, for the four most recently completed fiscal quarters. Includes pro forma adjustments to EBITDA and Interest Expense of $2.0 million and $3.0 million, respectively, to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented. Adjusted Interest Expense includes $9.4 million of interest capitalized for GAAP purposes and excludes $12.6 million of amortization of net debt premiums related to mortgage loans assumed in connection with acquisitions. AMERICAN CAMPUS COMMUNITIES 1

CONSOLIDATED BALANCE SHEETS $ in thousands March 31, 2015 December 31, 2014 (unaudited) Assets Investments in real estate: Wholly-owned properties, net $ 5,429,719 $ 5,308,707 Wholly-owned properties held for sale - 131,014 On-campus participating properties, net 92,759 94,128 Investments in real estate, net 5,522,478 5,533,849 Cash and cash equivalents 17,812 25,062 Restricted cash 34,091 31,937 Student contracts receivable, net 7,942 10,145 Other assets 1 237,242 233,755 Total assets $ 5,819,565 $ 5,834,748 Liabilities and equity Liabilities: Secured mortgage, construction and bond debt $ 1,194,524 $ 1,331,914 Unsecured notes 798,347 798,305 Unsecured term loans 600,000 600,000 Unsecured revolving credit facility 131,900 242,500 Accounts payable and accrued expenses 51,790 70,629 Other liabilities 2 123,171 121,645 Total liabilities 2,899,732 3,164,993 Redeemable noncontrolling interests 67,432 54,472 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,123 1,072 Additional paid in capital 3,315,711 3,102,540 Accumulated earnings and dividends (460,753) (487,986) Accumulated other comprehensive loss (7,838) (6,072) Total American Campus Communities, Inc. and Subsidiaries stockholders' equity 2,848,243 2,609,554 Noncontrolling interests - partially owned properties 4,158 5,729 Total equity 2,852,401 2,615,283 Total liabilities and equity $ 5,819,565 $ 5,834,748 1. As of March 31, 2015, other assets include approximately $24.8 million related to net deferred financing costs and the net value of in-place leases. 2. As of March 31, 2015, other liabilities include approximately $66.0 million in deferred revenue and fee income. AMERICAN CAMPUS COMMUNITIES 2

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME Unaudited, $ in thousands, except share and per share data Three Months Ended March 31, 2015 2014 $ Change Revenues Wholly-owned properties $ 179,898 $ 171,950 $ 7,948 On-campus participating properties 9,200 8,188 1,012 Third-party development services 564 187 377 Third-party management services 2,001 1,985 16 Resident services 830 873 (43) Total revenues 192,493 183,183 9,310 Operating expenses Wholly-owned properties 79,010 75,808 3,202 On-campus participating properties 2,668 2,482 186 Third-party development and management services 3,047 2,786 261 General and administrative 4,843 4,374 469 Depreciation and amortization 50,651 48,175 2,476 Ground/facility leases 2,098 1,563 535 Total operating expenses 142,317 135,188 7,129 Operating income 50,176 47,995 2,181 Nonoperating income and (expenses) Interest income 1,112 1,031 81 Interest expense (21,988) (21,090) (898) Amortization of deferred financing costs (1,379) (1,499) 120 Gain from disposition of real estate 1 44,252 - 44,252 Loss from early extinguishment of debt (595) - (595) Total nonoperating income (expenses) 21,402 (21,558) 42,960 Income before income taxes and discontinued operations 71,578 26,437 45,141 Income tax provision (311) (290) (21) Income from continuing operations 71,267 26,147 45,120 Discontinued operations 2 Loss attributable to discontinued operations - (123) 123 Gain from disposition of real estate - 2,843 (2,843) Total discontinued operations - 2,720 (2,720) Net income 71,267 28,867 42,400 Net income attributable to noncontrolling interests (1,070) (469) (601) Net income attributable to American Campus Communities, Inc. and Subsidiaries $ 70,197 $ 28,398 $ 41,799 Other comprehensive loss Change in fair value of interest rate swaps (1,868) (993) (875) Comprehensive income $ 68,329 $ 27,405 $ 40,924 Net income per share attributable to American Campus Communities, Inc. and Subsidiaries common stockholders Basic $ 0.63 $ 0.27 Diluted $ 0.62 $ 0.27 Weighted-average common shares outstanding Basic 110,955,099 104,821,669 Diluted 112,974,505 105,525,765 1. Represents net gains from the sale of wholly-owned properties. Due to a recent change in accounting guidance, disposals of individual operating properties or portfolios that do not represent a strategic shift in the Company’s operations will no longer qualify as discontinued operations and will be classified within income from continuing operations. 2. The operations for any properties sold during 2014 that were classified as held for sale as of December 31, 2013 are not subject to the new accounting guidance for discontinued operations and have been presented in discontinued operations. AMERICAN CAMPUS COMMUNITIES 3

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS

Unaudited, $ in thousands, except share and per share data

	Three Months Ended March 31,		
	2015	2014	$ Change
Net income attributable to American Campus Communities, Inc. and Subsidiaries	$ 70,197	$ 28,398	$ 41,799
Noncontrolling interests	1,070	469	601
Gain from disposition of real estate	(44,252)	(2,843)	(41,409)
Real estate related depreciation and amortization	50,024	47,768	2,256
Funds from operations ("FFO")	**77,039**	**73,792**	**3,247**
Elimination of operations of on-campus participating properties			
Net income from on-campus participating properties	(2,668)	(2,871)	203
Amortization of investment in on-campus participating properties	(1,716)	(1,212)	(504)
	72,655	69,709	2,946
Modifications to reflect operational performance of on-campus participating properties			
Our share of net cash flow[1]	875	627	248
Management fees	427	375	52
On-campus participating properties development fees[2]	-	237	(237)
Impact of on-campus participating properties	1,302	1,239	63
Property acquisition costs	1,530	-	1,530
Elimination of loss from early extinguishment of debt[3]	595	-	595
Funds from operations-modified ("FFOM")	**$ 76,082**	**$ 70,948**	**$ 5,134**
FFO per share - diluted	**$ 0.68**	**$ 0.69**	
FFOM per share - diluted	**$ 0.67**	**$ 0.66**	
Weighted average common shares outstanding - diluted	**112,974,505**	**106,868,612**	

1. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents amounts accrued for the interim periods, which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page 3).
2. Represents development and construction management fees related to the West Virginia University on-campus participating property, which completed construction in August 2014.
3. Represents losses associated with the early pay-off of mortgage loans for The View and University Meadows in connection with the sale of these properties in January and February 2015, respectively. Such costs are excluded from gains from disposition of real estate reported in accordance with GAAP. However, we view the losses from early extinguishment of debt associated with the sales of real estate as an incremental cost of the sale transactions because we extinguished the debt in connection with the consummation of the sale transactions and we had no intent to extinguish the debt absent such transactions. We believe that adjusting FFO to exclude these losses more appropriately reflects the results of our operations exclusive of the impact of our disposition transactions.

AMERICAN CAMPUS COMMUNITIES | 4

WHOLLY-OWNED PROPERTIES RESULTS OF OPERATIONS[1]

$ in thousands

	Three Months Ended March 31,			
	2015	2014	$ Change	% Change
Wholly-owned properties revenues				
Same store properties	$ 166,980	$ 162,162	$ 4,818	**3.0%**
New properties	9,911	1,239	8,672	
Sold properties[2]	3,837	9,422	(5,585)	
Total revenues[3]	**$ 180,728**	**$ 172,823**	**$ 7,905**	**4.6%**
Wholly-owned properties operating expenses				
Same store properties	$ 71,997	$ 70,579	$ 1,418	**2.0%**
New properties	5,036	886	4,150	
Sold properties[2]	1,977	4,343	(2,366)	
Total operating expenses	**$ 79,010**	**$ 75,808**	**$ 3,202**	**4.2%**
Wholly-owned properties net operating income				
Same store properties	$ 94,983	$ 91,583	$ 3,400	**3.7%**
New properties	4,875	353	4,522	
Sold properties[2]	1,860	5,079	(3,219)	
Total net operating income	**$ 101,718**	**$ 97,015**	**$ 4,703**	**4.8%**

Note: The same store grouping above represents properties owned or operated for the entire comparative periods presented. The first quarter same store grouping includes properties purchased or developed prior to January 1, 2014.

1. Excludes Hawks Landing, a property that was sold in February 2014 which is classified within discontinued operations on the accompanying consolidated statements of comprehensive income.
2. Includes The Enclave, a property that was sold in September 2014 along with 10 properties sold in the first quarter 2015 which are disclosed on page 16. Due to a recent change in accounting guidance, these disposals along with future disposals of individual operating properties will no longer qualify as discontinued operations and will be classified within income from continuing operations on the consolidated statements of comprehensive income (refer to page 3).
3. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.

AMERICAN CAMPUS COMMUNITIES | 5

SAME STORE WHOLLY-OWNED PROPERTIES OPERATING EXPENSES

Q1 2015 SAME STORE GROUPING – QUARTERLY DETAIL

$ in thousands, except per bed data

	Three Months Ended March 31,						
	2015				2014		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Utilities[1]	$ 18,361	$ 218	0.0%	26%	$ 18,367	$ 218	26%
Property taxes[2]	15,296	182	4.7%	21%	14,609	174	21%
General & administrative and other[3]	14,732	175	4.7%	20%	14,073	167	20%
Payroll[4]	14,475	172	5.6%	20%	13,702	163	19%
Repairs and maintenance[5]	4,463	53	0.3%	6%	4,449	53	6%
Marketing[6]	2,812	33	-18.0%	4%	3,429	41	5%
Insurance	1,858	22	-4.7%	3%	1,950	23	3%
Total same store wholly-owned operating expenses	**$ 71,997**	**$ 855**	**2.0%**	**100%**	**$ 70,579**	**$ 839**	**100%**
Weighted average same store wholly-owned beds	**84,186**						

1. Represents gross expenses prior to any recoveries from tenants, which are reflected in wholly-owned properties revenues.
2. The increase over the prior year is partially related to additional expenses incurred in the first quarter 2015 resulting from owned development deliveries and property acquisitions placed into service in 2013 that were assessed at full value for the first time. Excluding the impact of such assessments on these properties, the increase in property taxes over the first quarter 2014 would have been 3.6%.
3. Includes security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, bad debt, food service, and other miscellaneous expenses. The increase over the prior year is primarily due to additional costs incurred in the first quarter 2015 related to the company's ongoing investment in upgrading and developing our next-generation technology platform, which is expected to enhance our future scalability and provide operational efficiencies.
4. Includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff.
5. Includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes costs related to the annual turn process.
6. Includes costs related to property marketing campaigns associated with our annual leasing efforts. The decrease over the prior year is due to the continued strategic refinement of our marketing activities to yield optimal efficiency and effectiveness.

AMERICAN CAMPUS COMMUNITIES | 6

SEASONALITY OF OPERATIONS[1]

$ in thousands, except for per bed amounts

AMERICAN CAMPUS COMMUNITIES

	Three Months Ended					
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	Total/Weighted Average-Last 12 Months
2015 annual same store properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 613	$ 602	$ 601	$ 627	$ 626	$ 614
Other income per occupied bed per month[2]	48	53	69	47	49	54
Total revenue per occupied bed	**$ 661**	**$ 655**	**$ 670**	**$ 674**	**$ 675**	**$ 668**
Average number of owned beds	83,190	83,190	83,171 [3]	83,145 [4]	83,170	83,169
Average physical occupancy for the quarter	96.7%	92.3%	93.0%	97.7%	97.6%	95.2%
Total revenue	$ 159,657	$ 150,781	$ 155,483	$ 164,246	$ 164,312	$ 634,822
Property operating expenses	69,819	70,012	88,590	70,866	71,102	300,570
Net operating income	$ 89,838	$ 80,769	$ 66,893	$ 93,380	$ 93,210	$ 334,252
Operating margin	*56.3%*	*53.6%*	*43.0%*	*56.9%*	*56.7%*	*52.7%*
2015 new properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 609	$ 627	$ 678	$ 676	$ 681	$ 674
Other income per occupied bed per month[2]	271	362	209	93	65	128
Total revenue per occupied bed	**$ 880**	**$ 989**	**$ 887**	**$ 769**	**$ 746**	**$ 802**
Average number of owned beds	1,536	1,440	3,071	5,189	5,664	3,841
Average physical occupancy for the quarter	92.3%	85.6%	93.9%	97.1%	99.2%	96.1%
Total revenue	$ 3,744	$ 3,656	$ 7,673	$ 11,623	$ 12,579	$ 35,531
Property operating expenses	1,646	1,554	3,896	4,724	5,931	16,105
Net operating income	$ 2,098	$ 2,102	$ 3,777	$ 6,899	$ 6,648	$ 19,426
Operating margin	*56.0%*	*57.5%*	*49.2%*	*59.4%*	*52.8%*	*54.7%*
ALL PROPERTIES						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 613	$ 602	$ 604	$ 630	$ 630	$ 617
Other income per occupied bed per month[2]	52	58	74	50	50	57
Total revenue per occupied bed	**$ 665**	**$ 660**	**$ 678**	**$ 680**	**$ 680**	**$ 674**
Average number of owned beds	84,726	84,630	86,242	88,334	88,834	87,010
Average physical occupancy for the quarter	96.6%	92.2%	93.1%	97.7%	97.7%	95.2%
Total revenue	$ 163,401	$ 154,437	$ 163,156	$ 175,869	$ 176,891	$ 670,353
Property operating expenses	71,465	71,566	92,486	75,590	77,033	316,675
Net operating income	$ 91,936	$ 82,871	$ 70,670	$ 100,279	$ 99,858	$ 353,678
Operating margin	*56.3%*	*53.7%*	*43.3%*	*57.0%*	*56.5%*	*52.8%*
Sold properties[5]						
Total revenue	$ 9,422	$ 9,227	$ 9,369	$ 8,813	$ 3,837	$ 31,246
Property operating expenses	4,343	4,468	5,746	3,951	1,977	16,142
Net operating income	$ 5,079	$ 4,759	$ 3,623	$ 4,862	$ 1,860	$ 15,104

Note: With the exception of properties undergoing redevelopment activities, the same store grouping above includes properties owned or operating for the entire year ended December 31, 2014 (i.e. properties purchased or developed on or prior to December 31, 2013.)

1. Excludes Hawks Landing, a property that was sold in February 2014 which is classified within discontinued operations on the accompanying consolidated statements of comprehensive income.
2. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
3. The decrease in the average number of owned beds from prior quarters is due to a fire at one of our properties that damaged 32 beds which were rebuilt and available for occupancy in the first quarter 2015.
4. The decrease in the average number of owned beds from the prior quarter is due to the sale of one building containing 20 beds at Campustown Rentals in Champaign, Illinois.
5. Includes The Enclave, a property that was sold in September 2014 along with 10 properties sold in the first quarter 2015 which are disclosed on page 16. Due to a recent change in accounting guidance, these disposals along with future disposals of individual operating properties will no longer qualify as discontinued operations and will be classified within income from continuing operations on the consolidated statements of comprehensive income (refer to page 3).

AMERICAN CAMPUS COMMUNITIES | 7

PORTFOLIO OVERVIEW
Summary

Property Type	Design Units	Design Beds	Physical Occupancy at March 31, 2015	2014
Q1 2015 Same Store Wholly-owned Properties	**27,192**	**84,186**	**97.6%**	**96.8%**
New Wholly-owned Properties				
2014 Acquisition Properties[1]	190	610	99.7%	n/a
2015 Acquisition Properties[2]	617	1,772	97.0%	n/a
New Development Deliveries[3]	1,130	3,573	99.6%	n/a
2015 Redevelopment Properties[4]	58	136	100.7%	100.6%
Subtotal - New Wholly-owned Properties	**1,995**	**6,091**	**98.9%**	**100.6%** [5]
Total - Wholly-owned Properties	**29,187**	**90,277**	**97.7%**	**96.8%** [5]
On Campus Participating Properties	**2,087**	**5,086**	**93.8%**	**96.3%** [5]

Note: The same store grouping above includes all properties in the same store grouping for the first quarter 2015. This represents properties purchased or developed prior to January 1, 2014.

1. Represents The Standard, a property located in Athens, GA that was purchased in October 2014.
2. Includes four wholly-owned properties that were acquired in the first quarter 2015. Refer to page 16 for additional information about these property acquisitions.
3. Includes five wholly-owned properties that completed construction and opened for occupancy in June and August 2014. Also includes University Walk, a property subject to a pre-sale agreement that completed construction in August 2014 and was purchased by the company in February 2015.
4. The Company is currently vacating residents at Sunnyside Commons in preparation for its planned redevelopment. Refer to page 17 for additional information about this property's anticipated redevelopment activities.
5. Properties not owned or under ACC management during the prior year are excluded for purposes of calculating the prior year occupancy.

AMERICAN CAMPUS COMMUNITIES | 8

2015/2016 LEASING STATUS

Wholly-owned properties – summary

Applications + Leases	Current Year			Prior Year		
	Applications + Leases[1]	Rentable Beds[2]	% of Rentable Beds	% of Rentable Beds	Design Beds	Final Fall 2014 Occupancy[3]
Q4 2015 Same Store Wholly-owned Properties[4]	73,950	86,492	85.5%	84.5%	86,743	97.6%
New Wholly-owned Properties	4,707	6,572	71.6%	n/a	6,586	n/a
Total - Wholly-owned Properties	78,657	93,064	84.5%	84.5%[5]	93,329	97.6%[5]

Leases	Current Year			Prior Year				
	Leases[1]	Rentable Beds[2]	% of Rentable Beds	% of Rentable Beds	Design Beds	Final Fall 2014 Occupancy[3]	Initial Projected Rate Increase	Current Projected Rate Increase[6]
Q4 2015 Same Store Wholly-owned Properties[4]	66,479	86,492	76.9%	76.8%	86,743	97.6%	2.8%	2.9%
New Wholly-owned Properties	4,407	6,572	67.1%	n/a	6,586	n/a	n/a	n/a
Total - Wholly-owned Properties	70,886	93,064	76.2%	76.8%[5]	93,329	97.6%[5]	2.8%	2.9%

Note: The same store grouping presented above for purposes of disclosing the pre-leasing status for the upcoming 2015/2016 academic year represents properties that will be classified as same store properties during the fourth quarter 2015 (the first full quarter of operations in the 2015/2016 academic year.) This represents properties purchased or developed prior to October 1, 2014.

1. As of April 24, 2015 for current year and April 24, 2014 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2014.
4. Does not include Sunnyside Commons in Morgantown, West Virginia which is not being leased for 2015/2016 academic year in preparation for its planned redevelopment.
5. Properties not owned or under ACC management during the prior year, or properties whose leasing progress is not comparable to the prior year as a result of plans to renovate or redevelop the property, are excluded for purposes of calculating the prior year percentage of rentable beds and final fall 2014 occupancy.
6. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.

AMERICAN CAMPUS COMMUNITIES | 9

2015/2016 LEASING STATUS

Q4 2015 same store properties with final fall 2014 occupancy of 98% or greater

		Current Year			Prior Year				
		Leases[1]	Rentable Beds[2]	% of Rentable Beds	% of Rentable Beds	Design Beds	Final Fall 2014 Occupancy[3]	Initial Projected Rate Increase	Current Projected Rate Increase[4]
1.	The Callaway House Austin-Austin, TX	724	741	97.7%	87.6%	753	99.5%	24.9%	28.5%[5]
2.	26 West-Austin, TX	1,022	1,024	99.8%	98.4%	1,026	99.4%	5.0%	5.8%
3.	The Lodges of East Lansing-East Lansing, MI	1,037	1,049	98.9%	99.2%	1,049	98.9%	4.7%	5.7%
4.	University Walk-Knoxville, TN	521	524	99.4%	99.2%	526	98.9%	5.0%	5.2%
5.	Chestnut Square-Philadelphia, PA (ACE)®	848	858	98.8%	98.5%	861	99.7%	4.5%	5.2%
6.	Landmark-Ann Arbor, MI	602	606	99.3%	99.0%	606	99.3%	4.8%	5.0%
7.	The Callaway House-College Station, TX	519	527	98.5%	103.2%	538	104.1%	5.2%	5.0%
8.	U Club on Woodward-Tallahassee, FL	444	448	99.1%	98.4%	448	99.1%	4.5%	4.9%
9.	601 Copeland-Tallahassee, FL	282	283	99.6%	99.3%	283	99.3%	4.5%	4.8%
10.	U Centre at Northgate-College Station, TX (ACE)	776	780	99.5%	98.6%	784	99.5%	4.1%	4.8%
11.	West 27th Place-Los Angeles, CA	480	473	101.5%	90.0%	475	104.0%	3.0%	4.7%
12.	2nd Ave Centre-Gainesville, FL	864	868	99.5%	99.1%	868	99.4%	3.8%	4.6%
13.	Avalon Heights-Tampa Bay, FL	756	754	100.3%	99.7%	754	100.0%	3.8%	4.6%
14.	University View-Prairie View, TX (ACE)	334	334	100.0%	98.8%	336	100.0%	4.5%	4.5%
15.	922 Place-Tempe, AZ	463	467	99.1%	97.9%	468	99.1%	3.5%	4.4%
16.	Aztec Corner-San Diego, CA	594	602	98.7%	98.5%	606	98.5%	3.2%	4.4%
17.	University Village Northwest-Prairie View, TX (ACE)	143	144	99.3%	98.6%	144	100.0%	4.3%	4.3%
18.	University Edge-Kent, OH	602	606	99.3%	98.3%	608	99.0%	3.9%	4.2%
19.	Plaza on University-Orlando, FL	1,308	1,312	99.7%	99.7%	1,313	99.7%	3.4%	4.2%
20-21.	Vintage and Texan West Campus-Austin, TX	306	311	98.4%	99.7%	311	99.4%	4.1%	4.1%
22.	The Province-Tampa, FL	804	947	84.9%	70.2%	947	100.0%	2.7%	4.1%
23.	Hilltop Townhomes-Flagstaff, AZ (ACE)	572	576	99.3%	98.3%	576	99.3%	3.8%	4.1%
24.	University Manor-Greenville, NC	593	600	98.8%	95.8%	600	98.7%	3.0%	4.0%
25.	University Trails-Lubbock, TX	682	684	99.7%	87.3%	684	99.0%	3.3%	3.9%
26.	U Club Townhomes on Marion Pugh-College Station, TX	637	640	99.5%	98.3%	640	99.4%	3.8%	3.9%
27.	U Pointe Kennesaw-Kennesaw, GA	785	793	99.0%	93.2%	795	99.0%	3.8%	3.8%
28.	University Village at Boulder Creek-Boulder, CO	301	305	98.7%	97.7%	309	98.7%	3.1%	3.6%
29.	The Cottages of Durham-Durham, NH	600	615	97.6%	98.4%	619	99.0%	3.8%	3.6%
30.	Abbott Place-East Lansing, MI	646	650	99.4%	98.0%	654	99.4%	3.3%	3.5%
31.	University Pointe at College Station-Portland, OR (ACE)	447	976	45.8%	55.5%	978	99.2%	3.4%	3.3%
32.	Entrada Real-Tucson, AZ	353	363	97.2%	89.5%	363	98.9%	3.3%	3.3%
33.	University Oaks-Columbia, SC	636	662	96.1%	98.3%	662	99.1%	2.5%	3.3%
34.	University Heights-Knoxville, TN	566	632	89.6%	98.9%	636	98.9%	3.2%	3.2%
35.	Lofts54-Champaign, IL	161	172	93.6%	99.4%	172	100.0%	3.2%	3.2%
36-37.	Willowtree Apartments and Tower-Ann Arbor, MI	842	847	99.4%	99.3%	851	99.3%	3.2%	3.1%
38.	University Pointe-Lubbock, TX	632	682	92.7%	71.8%	682	99.0%	2.8%	3.1%
39.	University Gables-Murfreesboro, TN	406	644	63.0%	63.7%	648	99.1%	3.0%	3.0%
40.	Nittany Crossing-State College, PA	615	684	89.9%	95.3%	684	99.4%	3.0%	3.0%
41.	University Heights-Birmingham, AL	293	525	55.8%	91.8%	528	98.9%	3.0%	3.0%

1. As of April 24, 2015 for current year and April 24, 2014 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2014.
4. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.
5. Includes the effect of Penthouse apartment units, previously leased on a 12-month basis, being converted to residence hall beds, leased on a 9-month basis, for the 2015/2016 academic year at a significantly higher price point. As a result, rental revenue for this property for the full year 2015 is anticipated to increase approximately 13.8% over the full year 2014.

AMERICAN CAMPUS COMMUNITIES | 10

2015/2016 LEASING STATUS

Q4 2015 same store properties with final fall 2014 occupancy of 98% or greater, continued

		Current Year			Prior Year				
		Leases[1]	Rentable Beds[2]	% of Rentable Beds	% of Rentable Beds	Design Beds	Final Fall 2014 Occupancy[3]	Initial Projected Rate Increase	Current Projected Rate Increase[4]
42.	The Province-Greensboro, NC	519	696	74.6%	79.0%	696	98.6%	2.9%	2.9%
43.	Garnet River Walk-West Colombia, SC	361	476	75.8%	89.9%	476	98.7%	2.8%	2.8%
44-45.	Vista & Villas del Sol-Tempe, AZ (ACE)	2,266	2,266	100.0%	97.8%	2,266	98.6%	2.1%	2.8%
46.	U Club Cottages-Baton Rouge, LA	215	308	69.8%	95.8%	308	99.0%	3.1%	2.8%
47.	The Village at Overton Park-Lubbock, TX	598	610	98.0%	87.5%	612	98.0%	2.4%	2.8%
48.	Villas at Chestnut Ridge-Amherst, NY	469	550	85.3%	83.1%	552	99.3%	2.8%	2.7%
49.	University Club Apartments-Gainesville, FL	240	376	63.8%	98.9%	376	98.9%	2.7%	2.7%
50.	309 Green-Champaign, IL	352	416	84.6%	98.6%	416	98.8%	2.6%	2.6%
51.	Grindstone Canyon-Columbia, MO	313	382	81.9%	85.6%	384	99.2%	2.5%	2.5%
52.	Raiders Pass-Lubbock, TX	655	825	79.4%	61.5%	828	99.5%	2.5%	2.5%
53.	Park Point-Rochester, NY	649	924	70.2%	78.2%	924	102.7%	2.5%	2.5%
54.	The Village at Science Drive-Orlando, FL	693	732	94.7%	62.4%	732	99.5%	2.5%	2.5%
55.	7th Street Station-Corvallis, OR	200	309	64.7%	72.5%	309	98.7%	2.5%	2.5%
56.	Campustown-Ames, IA	1,203	1,217	98.8%	96.4%	1,217	99.8%	2.7%	2.5%
57.	Cardinal Towne-Louisville, KY	378	543	69.6%	92.6%	545	98.5%	3.0%	2.5%
58.	Tower at Third-Champaign, IL	226	373	60.6%	77.2%	375	99.5%	2.5%	2.5%
59.	Lions Crossing-State College, PA	471	696	67.7%	71.3%	696	99.4%	2.5%	2.5%
60.	University Village at Sweethome-Amherst, NY	639	825	77.5%	64.8%	828	100.0%	2.8%	2.4%
61-62.	U Club on Frey-Kennesaw, GA	791	864	91.6%	77.9%	864	99.5%	2.4%	2.4%
63.	The Centre-Kalamazoo, MI	517	700	73.9%	70.1%	700	98.7%	2.4%	2.4%
64.	Burbank Commons-Baton Rouge, LA	274	530	51.7%	61.7%	532	98.9%	2.4%	2.4%
65.	Raiders Crossing-Murfreesboro, TN	132	276	47.8%	54.3%	276	98.9%	2.4%	2.4%
66.	The Block-Austin, TX	1,467	1,555	94.3%	88.3%	1,555	98.4%	2.5%	2.4%
67.	The Lofts at Capital Garage-Richmond, VA	71	144	49.3%	90.3%	144	100.0%	2.4%	2.4%
68.	25Twenty-Lubbock, TX	431	558	77.2%	75.6%	562	99.3%	2.3%	2.4%
69.	Villas on Rensch-Amherst, NY	604	610	99.0%	89.0%	610	99.0%	2.3%	2.3%
70-72.	The Summit & Jacob Heights-Mankato, MN	633	930	68.1%	87.5%	930	98.4%	2.5%	2.3%
73.	The Province-Rochester, NY	643	816	78.8%	70.1%	816	101.2%	2.2%	2.2%
74.	Aggie Station-Bryan, TX	448	448	100.0%	97.5%	450	100.0%	2.0%	2.1%
75.	Peninsular Place-Ypsilanti, MI	237	475	49.9%	47.4%	478	99.0%	2.1%	2.1%
76.	Forest Village and Woodlake-Columbia, MO	542	700	77.4%	75.6%	704	98.9%	2.1%	2.1%
77.	City Parc at Fry Street-Denton, TX	217	418	51.9%	69.9%	418	98.3%	2.1%	2.1%
78.	University Crescent-Baton Rouge, LA	397	612	64.9%	66.8%	612	99.5%	2.1%	2.1%
79.	University Village-Sacramento, CA	279	389	71.7%	52.4%	394	107.4%	2.0%	2.0%
80.	Uptown Apartments-Denton, TX	260	528	49.2%	51.5%	528	98.5%	2.0%	2.0%
81.	Villas on Sycamore-Huntsville, TX	536	680	78.8%	64.6%	680	99.4%	1.8%	1.9%
82.	Stone Gate-Harrisonburg, VA	662	672	98.5%	98.7%	672	98.8%	0.5%	1.9%
83.	Callaway Villas-College Station, TX	468	702	66.7%	86.0%	704	99.3%	2.0%	1.9%
84.	The Edge-Orlando, FL	583	930	62.7%	54.1%	930	99.2%	1.8%	1.8%

1. As of April 24, 2015 for current year and April 24, 2014 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2014.
4. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.

AMERICAN CAMPUS COMMUNITIES | 11

2015/2016 LEASING STATUS

Q4 2015 same store properties with final fall 2014 occupancy of 98% or greater, continued

		Current Year			Prior Year				
		Leases[1]	Rentable Beds[2]	% of Rentable Beds	% of Rentable Beds	Design Beds	Final Fall 2014 Occupancy[3]	Initial Projected Rate Increase	Current Projected Rate Increase[4]
85.	Campus Edge on UTA Boulevard-Arlington, TX	412	488	84.4%	58.8%	488	100.0%	2.0%	1.8%
86-87.	The Suites-Flagstaff, AZ (ACE)	744	876	84.9%	73.7%	878	99.9%	3.0%	1.7%
88.	U Club Townhomes at Overton Park-Lubbock, TX	348	444	78.4%	68.9%	448	99.1%	1.6%	1.6%
89.	Campus Trails-Starkville, MS	387	480	80.6%	70.5%	480	98.5%	1.5%	1.5%
90-92.	University Village-Tallahassee, FL	438	716	61.2%	84.4%	716	98.6%	1.5%	1.5%
93.	Campus Way-Tuscaloosa, AL	374	676	55.3%	62.0%	680	98.7%	2.0%	1.5%
94.	The Province-Louisville, KY	643	856	75.1%	70.1%	858	98.0%	1.2%	1.2%
95.	University Village-Fresno, CA	310	406	76.4%	55.2%	406	99.0%	1.2%	1.2%
96.	Bishops Square-San Marcos, TX	253	315	80.3%	73.0%	315	98.1%	1.0%	1.0%
97.	Lakeside Apartments-Athens, GA	536	774	69.3%	44.3%	776	98.2%	1.0%	1.0%
98.	Lobo Village-Albuquerque, NM (ACE)	695	856	81.2%	41.0%	864	98.7%	1.3%	1.0%
99.	The Varsity-College Park, MD	463	901	51.4%	50.6%	901	99.4%	1.0%	1.0%
100.	University Walk-Charlotte, NC	321	480	66.9%	71.9%	480	99.2%	1.0%	1.0%
101.	The Edge-Charlotte, NC	454	720	63.1%	92.7%	720	99.4%	1.0%	1.0%
102.	Olde Towne University Square-Toledo, OH	345	550	62.7%	74.4%	550	100.0%	0.0%	0.0%
103.	University Commons-Minneapolis, MN	301	478	63.0%	94.8%	480	115.4%	1.7%	-2.2%
104.	Royal Lexington-Lexington, KY	356	364	97.8%	42.6%	364	98.9%	-2.9%	-3.5%
105.	GrandMarc Seven Corners-Minneapolis, MN	387	437	88.6%	77.2%	440	119.8%	1.0%	-4.2%
	Subtotal - Q4 2015 Same Store Properties With Final Fall 2014 Occupancy of 98% or Greater	**51,602**	**61,586**	**83.8%**	**82.3%**	**61,728**	**99.6%**	**3.4%**	**3.6%**

1. As of April 24, 2015 for current year and April 24, 2014 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2014.
4. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.

AMERICAN CAMPUS COMMUNITIES | 12

2015/2016 LEASING STATUS

Q4 2015 same store properties with final fall 2014 occupancy between 95% and 98%

		Current Year			Prior Year				
		Leases[1]	Rentable Beds[2]	% of Rentable Beds	% of Rentable Beds	Design Beds	Final Fall 2014 Occupancy[3]	Initial Projected Rate Increase	Current Projected Rate Increase[4]
1.	The Woods at Greenland-Murfreesboro, TN	174	276	63.0%	68.5%	276	97.8%	3.1%	3.1%
2.	Barrett Honors College-Tempe, AZ (ACE)[5]	493	1,715	28.7%	71.4%	1,721	97.9%	3.0%	3.0%
3.	Manzanita-Tempe, AZ (ACE)[5]	323	812	39.8%	100.0%	816	97.2%	3.0%	3.0%
4.	Pirates Place Townhomes-Greenville, NC	409	528	77.5%	53.4%	528	95.8%	2.5%	2.5%
5.	Icon Plaza-Los Angeles, CA	140	251	55.8%	58.2%	253	97.2%	2.5%	2.5%
6.	RAMZ Apts on Broad-Richmond, VA	131	172	76.2%	83.7%	172	97.7%	2.3%	2.3%
7.	Chauncey Square-West Lafayette, IN	342	386	88.6%	78.5%	386	95.9%	2.4%	2.3%
8.	U Centre at Fry Street-Denton, TX	366	614	59.6%	52.8%	614	95.4%	2.2%	2.2%
9.	River Mill-Athens, GA	289	461	62.7%	70.3%	461	97.6%	2.1%	2.1%
10.	The Village on Sixth Avenue-Huntington, WV	492	752	65.4%	62.2%	752	97.3%	2.0%	2.0%
11.	Union-Waco, TX	110	120	91.7%	68.3%	120	97.5%	1.5%	2.0%
12.	Royal Village-Gainesville, FL	338	448	75.4%	93.1%	448	97.8%	1.8%	1.8%
13.	The Townhomes at Newtown Crossing-Lexington, KY	526	608	86.5%	96.9%	608	97.0%	1.5%	1.5%
14.	South View-Harrisonburg, VA	877	960	91.4%	79.8%	960	97.7%	1.2%	1.2%
15.	The Estates-Gainesville, FL	602	1,038	58.0%	60.9%	1,044	95.4%	1.1%	1.1%
16.	The Cottages of Baton Rouge-Baton Rouge, LA	666	1,285	51.8%	83.8%	1,290	95.3%	2.5%	1.0%
17.	Campus Corner-Bloomington, IN	638	796	80.2%	66.6%	796	95.2%	-0.3%	0.5%
18.	The Club-Athens, GA	312	480	65.0%	57.7%	480	97.5%	0.5%	0.5%
19-20.	5 Twenty Four & 5 Twenty Five Angliana-Lexington, KY	763	1,056	72.3%	78.2%	1,060	95.7%	0.5%	0.5%
21.	Newtown Crossing-Lexington, KY	663	941	70.5%	74.1%	942	96.5%	0.0%	0.1%
	Subtotal - Q4 2015 Same Store Properties With Final Fall 2014 Occupancy Between 95% and 98%	**8,654**	**13,699**	**63.2%**	**73.8%**	**13,727**	**96.6%**	**1.9%**	**1.8%**

1. As of April 24, 2015 for current year and April 24, 2014 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2014.
4. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.
5. Property is leased under the University on-campus assignment process.

AMERICAN CAMPUS COMMUNITIES | 13

2015/2016 LEASING STATUS

Q4 2015 same store properties with final fall 2014 occupancy less than 95%

		Current Year			Prior Year				
		Leases[1]	Rentable Beds[2]	% of Rentable Beds	% of Rentable Beds	Design Beds	Final Fall 2014 Occupancy[3]	Initial Projected Rate Increase	Current Projected Rate Increase[4]
1.	The Cottages of Columbia-Columbia, MO	308	513	60.0%	66.3%	513	90.1%	3.5%	3.5%
2.	The Castilian-Austin, TX	386	612	63.1%	58.3%	623	86.4%	5.5%	3.5%
3.	Merwick Stanworth-Princeton, NJ (ACE)	52	212	24.5%	5.2%	214	73.8%	3.0%	3.0%
4.	Campustown Rentals-Champaign, IL	708	742	95.4%	77.8%	746	93.2%	2.5%	2.5%
5.	Casa de Oro-Glendale, AZ (ACE)[5]	54	363	14.9%	70.8%	365	81.6%	3.0%	2.4%
6.	Campus Edge-Harrisonburg, VA	368	528	69.7%	37.5%	528	81.1%	1.5%	1.5%
7.	University Centre-Newark, NJ	266	836	31.8%	36.8%	838	75.8%	1.5%	1.5%
8.	Blanton Common-Valdosta, GA	315	853	36.9%	41.3%	860	88.7%	0.9%	0.9%
9.	The Retreat-San Marcos, TX	602	778	77.4%	68.3%	780	94.6%	0.8%	0.8%
10.	Sanctuary Lofts-San Marcos, TX	322	487	66.1%	65.5%	487	93.4%	0.5%	0.5%
11.	University Village-Philadelphia, PA	379	743	51.0%	49.4%	749	88.3%	0.5%	0.5%
12.	The Province-Dayton, OH	269	656	41.0%	36.4%	657	92.1%	0.3%	0.3%
13.	Villas at Babcock-San Antonio, TX	326	787	41.4%	42.2%	792	88.4%	0.2%	0.2%
14.	The Outpost-San Antonio, TX	396	823	48.1%	37.2%	828	93.0%	0.0%	0.0%
15-16.	University Club Townhomes-Tallahassee, FL	649	734	88.4%	57.8%	736	90.6%	-1.0%	-1.0%
17-18.	College Club Townhomes-Tallahassee, FL	316	540	58.5%	45.7%	544	85.7%	-3.7%	-4.3%
19.	Casas del Rio-Albuquerque, NM (ACE)	507	1,000	50.7%	45.8%	1,028	83.0%	-4.8%	-4.6%
	Subtotal - Q4 2015 Same Store Properties With Final Fall 2014 Occupancy Less than 95%	**6,223**	**11,207**	**55.5%**	**50.2%**	**11,288**	**87.6%**	**0.8%**	**0.7%**
	Total - Q4 2015 Same Store Properties	**66,479**	**86,492**	**76.9%**	**76.8%**	**86,743**	**97.6%**	**2.8%**	**2.9%**

1. As of April 24, 2015 for current year and April 24, 2014 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2014.
4. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.
5. Property is leased under the University on-campus assignment process.

AMERICAN CAMPUS COMMUNITIES | 14

2015/2016 LEASING STATUS

New wholly-owned properties

		Current Year			Prior Year				
		Leases[1]	Rentable Beds[2]	% of Rentable Beds	% of Rentable Beds	Design Beds	Final Fall 2014 Occupancy[3]	Initial Projected Rate Increase	Current Projected Rate Increase[4]
1.	The Standard-Athens, GA	607	609	99.7%	n/a	610	n/a	n/a	n/a
	Subtotal - 2014 Acquisition Properties	**607**	**609**	**99.7%**	**n/a**	**610**	**n/a**	**n/a**	**n/a**
1.	1200 West Marshall-Richmond, VA	305	406	75.1%	n/a	406	n/a	n/a	n/a
2.	8 1/2 Canal-Richmond, VA	363	540	67.2%	n/a	540	n/a	n/a	n/a
3.	Park Point-Syracuse, NY	226	226	100.0%	n/a	226	n/a	n/a	n/a
4.	Vistas San Marcos-San Marcos, TX	330	600	55.0%	n/a	600	n/a	n/a	n/a
	Subtotal - 2015 Acquisition Properties	**1,224**	**1,772**	**69.1%**	**n/a**	**1,772**	**n/a**	**n/a**	**n/a**
1.	U Club on Woodward Phase II-Tallahassee, FL	496	496	100.0%	n/a	496	n/a	n/a	n/a
2.	160 Ross-Auburn, AL	546	640	85.3%	n/a	642	n/a	n/a	n/a
3.	The Summit at University City-Philadelphia, PA (ACE)	849	1,314	64.6%	n/a	1,316	n/a	n/a	n/a
4.	2125 Franklin-Eugene, OR	270	733	36.8%	n/a	734	n/a	n/a	n/a
	Subtotal - 2015 Development Properties	**2,161**	**3,183**	**67.9%**	**n/a**	**3,188**	**n/a**	**n/a**	**n/a**
1.	University Crossings-Philadelphia, PA (ACE)	415	1,008	41.2%	n/a	1,016	n/a	n/a	n/a
	Subtotal - 2015 Redevelopment Properties	**415**	**1,008**	**41.2%**	**n/a**	**1,016**	**n/a**	**n/a**	**n/a**
	Total - New Wholly-owned Properties	**4,407**	**6,572**	**67.1%**	**n/a**	**6,586**	**n/a**	**n/a**	**n/a**
	Total - Wholly-owned Properties	**70,886**	**93,064**	**76.2%**	**76.8%[5]**	**93,329**	**97.6%[5]**	**2.8%**	**2.9%**

1. As of April 24, 2015 for current year and April 24, 2014 for prior year.
2. Rentable beds exclude beds needed for on-site staff.
3. As of September 30, 2014.
4. Projected rate increase reflects projected rental rates anticipated to be achieved through the end of the company's leasing cycle, up to targeted occupancy.
5. Properties not owned or under ACC management during the prior year, or properties whose leasing progress is not comparable to the prior year as a result of plans to renovate or redevelop the property, are excluded for purposes calculated the prior year percentage of rentable beds and final fall 2014 occupancy.

AMERICAN CAMPUS COMMUNITIES | 15

# INVESTMENT UPDATE
$ in thousands

ACQUISITIONS

Project	Location	Primary University Served	Units	Beds	Closing Date	Purchase Price	Assumed Mortgage Debt
Park Point	Syracuse, NY	Syracuse University	66	226	February 13, 2015		$ 11,621
1200 West Marshall	Richmond, VA	Virginia Commonwealth University	136	406	March 19, 2015		-
8 1/2 Canal Street	Richmond, VA	Virginia Commonwealth University	160	540	March 19, 2015		-
Vistas San Marcos	San Marcos, TX	Texas State University	255	600	March 27, 2015		-
			617	1,772		$ 165,297	$ 11,621

DISPOSITIONS

Project	Location	Primary University Served	Units	Beds	Closing Date	Sales Price	Outstanding Mortgage Debt
The Highlands	Reno, NV	University of Nevada at Reno	216	732	January 22, 2015		$ -
The Outpost - San Marcos	San Marcos, TX	Texas State University	162	486	February 25, 2015		-
University Meadows	Mt. Pleasant, MI	Central Michigan University	184	616	February 26, 2015		9,633
Eagles Trail	Hattiesburg, MS	University of Southern Mississippi	216	792	March 26, 2015		-
Portfolio Disposition							
The View	Lincoln, NE	University of Nebraska	157	590	January 30, 2015		-
Chapel Ridge	Chapel Hill, NC	University of North Carolina	180	544	January 30, 2015		-
Chapel View	Chapel Hill, NC	University of North Carolina	224	358	January 30, 2015		9,690
The Village at Alafaya Club	Orlando, FL	University of Central Florida	228	839	January 30, 2015		-
University Place	Charlottesville, VA	University of Virginia	144	528	January 30, 2015		-
University Greens	Norman, OK	University of Oklahoma	156	516	January 30, 2015		-
			1,867	6,001		$ 230,982	$ 19,323

AMERICAN CAMPUS COMMUNITIES | 16

OWNED DEVELOPMENT UPDATE
$ in thousands

AMERICAN CAMPUS COMMUNITIES

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Project Type	Location	Primary University Served	Units	Beds	Estimated Project Cost	As of March 31, 2015 CIP[1]	Land and Other[2]	Total Costs Incurred	% Complete[3]	Scheduled Completion
The Summit at University City	ACE	Philadelphia, PA	Drexel University	351	1,316	$ 170,700	$ 125,128	$ 916	$ 126,044	80%	September 2015
2125 Franklin	Off-campus	Eugene, OR	University of Oregon	192	734	64,600	43,168	8,845	52,013	80%	September 2015
160 Ross	Off-campus	Auburn, AL	Auburn University	182	642	41,300	27,662	3,504	31,166	76%	August 2015
U Club on Woodward Phase II	Off-campus	Tallahassee, FL	Florida State University	124	496	37,100	19,702	10,104	29,806	82%	August 2015
			SUBTOTAL - 2015 DELIVERIES	**849**	**3,188**	**$ 313,700**	**$ 215,660**	**$ 23,369**	**$ 239,029**		
USC Health Sciences Campus	ACE	Los Angeles, CA	University of Southern California	178	456	$ 50,400	$ 10,022	$ 380	$ 10,402	6%	August 2016
Boulder, CO Development[4]	Off-campus	Boulder, CO	University of Colorado	100	400	52,200	2,434	9,725	12,159	1%	August 2016
Butler University[5]	ACE	Indianapolis, IN	Butler University	107	633	39,600	2,048	-	2,048	0%	August 2016
			SUBTOTAL - 2016 DELIVERIES	**385**	**1,489**	**$ 142,200**	**$ 14,504**	**$ 10,105**	**$ 24,609**		

OWNED DEVELOPMENT PIPELINE[6,7]

Project	Project Type	Location	Primary University Served	Anticipated Commencement	Approx. Targeted Beds	Estimated Project Cost[8]	Targeted Completion
Merwick Stanworth Phase II	ACE	Princeton, NJ	Princeton University	Q2 2015	379	$ 44,600	2016[9]
Sunnyside Commons[10]	Off-campus	Morgantown, WV	West Virginia University	Q2 2015	536	46,200	Fall 2016
Louisville Park Site	ACE	Louisville, KY	University of Louisville	TBD	532	47,200	Fall 2016 or Fall 2017
University of Missouri	Off-campus	Columbia, MO	University of Missouri	Q3 2015	720	67,100	Fall 2017
NAU Phase IV	ACE	Flagstaff, AZ	Northern Arizona University	TBD	620	54,700	Fall 2017
Carbondale Development	Off-campus	Carbondale, IL	Southern Illinois University	TBD	650	32,100	TBD
					3,437	$ 291,900	

1. The total construction in progress ("CIP") balance above excludes $7.7 million related to ongoing renovation projects at operating properties.
2. Consists of amounts incurred to purchase the land for off-campus development projects, as well as other development-related expenditures not included in CIP such as deposits, furniture, etc.
3. Based on costs incurred under the general construction contract as of March 31, 2015.
4. The company purchased a site containing an existing hotel which the seller operated until November 2014, at which point the company began the abatement/demolition phase of the project. The company completed abatement/demolition activities and commenced construction of the student housing facility in March 2015.
5. The company commenced construction activities in March 2015.
6. Does not include undeveloped land parcels in 5 university markets totaling $38.7 million.
7. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
8. Estimated project costs include land and other predevelopment costs of $11.8 million incurred as of March 31, 2015 for owned development pipeline projects.
9. This community will serve faculty and staff members of Princeton University and, unlike student housing communities, this property is expected to stabilize during the first academic session.
10. The Company is not leasing this property for the 2015/2016 academic year in preparation for its planned redevelopment.

AMERICAN CAMPUS COMMUNITIES | 17

THIRD-PARTY DEVELOPMENT UPDATE
$ in thousands

	Three Months Ended March 31,		
	2015	2014	$ Change
Development services revenue	$ 564	$ 187	$ 377
% of total revenue	0.3%	0.1%	

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Units	Beds	Total Fees	Fees Earned as of March 31, 2015	Fees Earned in Current Year	Remaining Fees as of March 31, 2015	Scheduled Completion
Lakeside Graduate Community	Princeton, NJ	Princeton University	329	715	$ 3,200	$ 2,952	$ 175	$ 248	June 2015
Honors Academic Village	Toledo, OH	University of Toledo	153	492	2,110	1,647	246	463	August 2015
Momentum Village	Corpus Christi, TX	Texas A&M University - Corpus Christi	124	482	1,500	1,093	93	407	August 2015
			606	**1,689**	**$ 6,810**	**$ 5,692**	**$ 514**	**$ 1,118**	

ON-CAMPUS AWARD PIPELINE[1]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Arizona State Univ. Residence Hall	Tempe, AZ	ACE	TBD	Fall 2017	n/a
Arizona State Univ. Apartments	Tempe, AZ	ACE	TBD	Fall 2017	n/a
Butler University Phase II	Indianapolis, IN	ACE	TBD	Fall 2017 or Fall 2018	n/a
Louisville Village Site	Louisville, KY	ACE	TBD	Fall 2017 or Fall 2018	n/a
University of Vermont	Burlington, VT	TBD	TBD	Fall 2017	n/a
Northeastern Illinois University	Chicago, IL	Third-Party	Q2 2015	Fall 2016	$2,000
Oregon State Univ. Cascades[2]	Bend, OR	Third-Party	TBD	TBD	$2,000[2]

1. These awards relate to speculative development projects that are subject to final determination of feasibility, execution and closing on definitive agreements, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.
2. In March 2015, the company entered into a Pre-development Services Agreement ("Agreement") with the university for a proposed third-party on-campus development project. If the university terminates the Agreement and utilizes the project plans within ten years of the termination date, we will receive a fee for the performance of predevelopment activities in the range of $0.5 million to $0.9 million. The full scope, fees and construction period have not been finalized.

AMERICAN CAMPUS COMMUNITIES | 18

# MANAGEMENT SERVICES UPDATE
$ in thousands

	Three Months Ended March 31, 2015	2014	$ Change
Management services revenue	$ 2,001	$ 1,985	$ 16
% of total revenue	1.0%	1.1%	

NEW/PENDING MANAGEMENT CONTRACTS

Property	Location	Primary University Served	Approximate Beds	Stabilized Annual Fees[1]	Actual or Anticipated Commencement
The Lofts at Gateway	Toledo, OH	University of Toledo	112	$ 40	February 2015
Donnelly Street Student Housing	Ontario, Canada	University of Windsor	117	30	February 2015
Independence Place	Columbus, GA	Fort Benning (military housing)	555	150	March 2015
Lakeside Graduate Community	Princeton, NJ	Princeton University	715	180	June 2015
Centennial College Student Residence	Toronto, Canada	Centennial College	368	90	May 2015
45 Mann[2]	Ottawa, Canada	University of Ottawa	355	120	July 2015
Honors Academic Village	Toledo, OH	University of Toledo	492	200	August 2015
Momentum Village	Corpus Christi, TX	Texas A&M University - Corpus Christi	482	150	August 2015
			3,196	$ 960	

DISCONTINUED MANAGEMENT CONTRACTS

Property	Location	Primary University Served	Beds	2015 Fee Contribution Prior to Termination	Discontinued As Of
Heritage Hall	Cleveland, OH	Cleveland State University	156	$ 11	April 2015

1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.
2. We will earn a fee during the construction phase of this property for services related to the initial lease-up and operations, which we anticipate will begin in July 2015. We do not expect the stabilized annual management fee to be earned upon completion of construction and commencement of operations to be materially different from the fee earned during the construction period.

AMERICAN CAMPUS COMMUNITIES | 19

CAPITAL STRUCTURE AS OF MARCH 31, 2015 $ in millions, except share and per share data Market Capitalization & Unsecured Notes Covenants Debt Maturity Schedule Total Debt 1 $ 2,668 Total Equity Market Value 2 4,911 Total Market Capitalization $ 7,579 Debt to Total Market Capitalization 35.2% Net Debt to EBITDA 7.1x Total Asset Value 3 $ 6,565 Unencumbered Asset Value $ 4,460 Unencumbered Asset Value to Total Asset Value 67.9% Requirement Current Ratio Total Debt to Total Asset Value less than or equal to 60% 40.6% Secured Debt to Total Asset Value less than or equal to 40% 17.3% Unencumbered Asset Value to Unsecured Debt greater than 150% 291.1% Interest Coverage 4 greater than 1.5x 3.5x Principal Outstanding Weighted Average Interest Rate Average Term to Maturity Fixed Rate Mortgage Loans $ 1,022 5.2% 5 4.1 yrs Unsecured Revolving Credit Facility 132 1.7% 2.9 yrs Unsecured Term Loans 600 2.1% 2.7 yrs Unsecured Notes 800 4.0% 8.7 yrs On-Campus Participating Properties 144 5.2% 16.6 yrs Total/Weighted Average $ 2,668 4.0% 5.6 yrs Weighted Average Interest Rate Of Debt Maturing Each Year Fixed Rate Mortgage Loans 5.0% 5.9% 5.8% 4.2% - 5.6% 5.4% 4.1% 7.2% 4.2% Total Debt 5.0% 5.9% 3.2% 3.1% 1.7% 5.6% 5.3% 4.1% 4.0% 4.3% Note – refer to the Definitions outlined on pages 21 and 22 for detailed definitions of terms appearing on this page. 1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $57.9 million and the unamortized original issue discount on unsecured notes of $1.7 million. 2. Based on share price of $42.87 and fully diluted share count of 114,545,938 as of March 31, 2015. Assumes conversion of 1,558,290 common and preferred Operating Partnership units and 686,398 unvested restricted stock awards. 3. Excludes accumulated depreciation of $773.1 million and receivables and intangible assets, net of accumulated amortization, of $27.8 million. 4. Based on Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) and Adjusted Interest Expense of $372.8 million and $107.3 million, respectively, for the four most recently completed fiscal quarters. Includes pro forma adjustments to EBITDA and Interest Expense of $2.0 million and $3.0 million, respectively, to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented. Adjusted Interest Expense includes $9.4 million of interest capitalized for GAAP purposes and excludes $12.6 million of amortization of net debt premiums related to mortgage loans assumed in connection with acquisitions. 5. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 4.1%. AMERICAN CAMPUS COMMUNITIES 20

DEFINITIONS ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to finance, construct, and operate on-campus student housing communities. Properties under this structure are considered to be wholly-owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense* Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non-cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations (“FFO”) Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified (“FFOM”) FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, and the elimination of property acquisition costs and other non-cash items, as we determine in good faith. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Net Debt* Total Debt less Cash. * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios. AMERICAN CAMPUS COMMUNITIES 21

DEFINITIONS, CONTINUED Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income “NOI” Property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses. On-campus Participating Properties A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design beds less beds used by on-site staff. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables and intangibles, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including capital leases and excluding mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s bond covenants and other key ratios. AMERICAN CAMPUS COMMUNITIES 22

INVESTOR INFORMATION

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	Chief Operating Officer
Jon Graf	Chief Financial Officer
William Talbot	Chief Investment Officer

Research Coverage

Jeffery Spector / Jana Galan	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-3081	jeff.spector@baml.com / jana.galan@baml.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Vincent Chao/ Mike Husseini	Deutsche Bank Securities, Inc.	(212) 250-6799 / (212) 250-7703	vincent.chao@db.com/ mike.husseini@db.com
Steve Sakwa / Derek Bower	Evercore ISI	(212) 446-9462 / (212) 888-3842	ssakwa@evercoreisi.com / dbower@evercoreisi.com
Andrew Rosivach / Jeff Pehl	Goldman Sachs	(212) 902-2796 / (212) 357-4474	andrew.rosivach@gs.com / jeffrey.pehl@gs.com
Dave Bragg / Ryan Burke	Green Street Advisors	(949) 640-8780 / (949) 640-8780	dbragg@greenst.com / rburke@greenst.com
Carol Kemple	Hilliard Lyons	(502) 588-1839	ckemple@hilliard.com
Anthony Paolone / Emil Shalmiyev	J.P. Morgan Securities	(212) 622-6682 / (212) 622-6615	anthony.paolone@jpmorgan.com / emil.shalmiyev@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@keybanccm.com /awurschmidt@key.com
Ryan Meliker	MLV & Co	(212) 542-5872	rmeliker@mlvco.com
Drew Babin	Robert W. Baird & Co.	(212) 553-7816	dbabin@rwbaird.com
Alexander Goldfarb / Ryan Peterson	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-7927	agoldfarb@sandleroneill.com / rpeterson@sandleroneill.com
Rod Petrik / David Corak	Stifel, Nicolaus & Company, Inc.	(443) 224-1306 / (410) 246-6312	rpetrik@stifel.com / corakd@stifel.com
Ross Nussbaum / Nick Yulico	UBS Investment Research	(212) 713-2484 / (212) 713-3402	ross.nussbaum@ubs.com / nick.yulico@ubs.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Additional Information

Corporate Headquarters:
American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738
Tel: (512) 732-1000; Fax: (512) 732-2450
www.americancampus.com

Investor Relations:
Ryan Dennison
VP, Investor Relations
(512) 732-1000
rdennison@americancampus.com



AMERICAN CAMPUS COMMUNITIES | 23

FORWARD-LOOKING STATEMENTS In addition to historical information, this supplemental package contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which American Campus operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. AMERICAN CAMPUS COMMUNITIES